Exhibit 99.2

PRIMEDIA Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Financial Information
(amounts in thousands)

In May 2007, PRIMEDIA Inc. and subsidiaries (“PRIMEDIA” or the “Company”) entered into an agreement to sell the PRIMEDIA Enthusiast Media Segment (“PEM”), for $1,177,900 to Source Interlink Companies, Inc., subject to certain post-closing adjustments. The sale will result in an estimated gain of $446,512, net of tax. The sale was completed on August 1, 2007. As a result of the sale, the Company expects to have approximately $1,150,000 in net proceeds after payment of fees and expenses, and before the payment of any cash taxes in connection with the gain.  The Company intends to use such proceeds, along with a new credit facility, to pay down funds outstanding under the Company’s credit facility and to purchase the Company’s Senior Floating Rate Notes due 2010, 8 % Senior Notes due 2013 and 8 7/8% Senior Notes due 2011, pursuant to tender offers and consent solicitations for such securities. The estimated annual reduction in interest expense from the pay down of the existing credit facility at June 30, 2007 and the purchase of tendered securities (assuming that all such securities are tendered), will be approximately $96,000, which has not been reflected in the pro forma financial information. However, the Company will incur additional interest expense on its new credit facility.  Although the parties agreed to make an election to treat the sale of PEM as an asset sale under Section 338(h)(10) of the Internal Revenue Code, the Company expects to have significant net operating loss carry-forwards following the consummation of the sale.

In addition, on August 1, 2007, the Company effected a reverse stock split, whereby each six shares of common stock of the Company, par value $0.01 per share, issued and outstanding immediately prior to such effective time shall be, without action of the holder thereof, automatically reclassified and converted into one share of common stock, par value $0.01 per share of the Company. The Company will pay cash in lieu of fractional shares. The shares will begin trading under the effect of the reverse stock split on August 2, 2007.  See Note 4 for the pro forma effect of the reverse stock split.

The following unaudited pro forma condensed consolidated financial information has been prepared based on the historical consolidated financial statements of PRIMEDIA after giving effect to the sale of PEM, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.

PRIMEDIA’s unaudited pro forma statements of condensed consolidated operations give effect to the disposition of PEM as if it had occurred on January 1, 2004, and the unaudited pro forma condensed consolidated balance sheet gives effect to the disposition of PEM as if it had occurred on March 31, 2007. The unaudited pro forma statements of condensed consolidated operations were derived by adjusting the historical statements of consolidated operations of PRIMEDIA for the removal of revenues and expenses associated with PEM and the pro forma adjustments described in the notes to the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the audited historical consolidated financial statements and notes thereto included in PRIMEDIA’s Annual Report on Form 10-K for the year ended December 31, 2006 and unaudited Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of consolidated operations that would have actually been reported had the disposition occurred on January 1, 2004 for statements of condensed consolidated operations purposes and as of March 31, 2007 for condensed consolidated balance sheet purposes, nor is it necessarily indicative of PRIMEDIA’s future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed consolidated financial information is based upon estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for the purposes of developing this pro forma information.

PRIMEDIA Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2007
(in thousands except share and per share amounts)

	Historical PRIMEDIA Inc.	Historical PEM	Pro Forma Adjustments		Pro Forma PRIMEDIA Inc.
		(f)
ASSETS
Current assets:
Cash and cash equivalents	$145,111	$—	$1,177,900	(a)	$1,323,011
Accounts receivable, net	27,879	—	—		27,879
Inventories	667	—	—		667
Prepaid expenses and other	18,348	—	—		18,348
Assets of businesses held for sale	905,836	882,340	—		23,496
Total current assets	1,097,841	882,340	1,177,900		1,393,401
Property and equipment, net	20,288	—	—		20,288
Intangible assets, net	25,714	—	—		25,714
Goodwill	134,098	—	—		134,098
Other non-current assets	16,466	—	—		16,466
Total Assets	$1,294,407	$882,340	$1,177,900		$1,589,967
LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$12,238	$—	$—		$12,238
Accrued expenses and other	86,391	—	42,252	(b)
			21,048	(c)	149,691
Deferred revenues	2,014	—	—		2,014
Current maturities of long-term debt	5,171	—	—		5,171
Liabilities of businesses held for sale	229,291	214,252	—		15,039
Total current liabilities	335,105	214,252	63,300		184,153
Long-term debt	1,311,915	—	—		1,311,915
Deferred revenues	12,325	—	—		12,325
Deferred income taxes	11,697	—	—		11,697
Other non-current liabilities	57,727	—	—		57,727
Total Liabilities	1,728,769	214,252	63,300		1,577,817
Commitments and contingencies
Shareholders’ deficiency:
Common stock ($.01 par value, 350,000,000 shares authorized at March 31, 2007; 272,964,404 shares issued and 264,521,995 shares outstanding at March 31, 2007)	2,730	—	—		2,730
Additional paid-in capital	2,367,285	—	—		2,367,285
Accumulated deficit	(2,728,500)	668,088	446,512	(d)
			668,088	(e)	(2,281,988)
Common stock in treasury, at cost (8,442,409 shares at March 31, 2007)	(75,877)	—	—		(75,877)
Total Shareholders’ Deficiency	(434,362)	668,088	1,114,600		12,150
Total Liabilities and Shareholders’ Deficiency	$1,294,407	$882,340	$1,177,900		$1,589,967

See accompanying notes to unaudited pro forma condensed consolidated financial information.

PRIMEDIA Inc. and Subsidiaries
Unaudited Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2007
(in thousands except share and per share amounts)

Historical PRIMEDIA Inc.
(g)
Revenues, net:
Advertising	$66,281
Other	13,763
Total revenues, net	80,044
Operating costs and expenses:
Cost of goods sold (exclusive of depreciation and amortization of property and equipment)	8,600
Marketing and selling	22,398
Distribution and circulation	20,190
Editorial	1,766
Other general expenses	7,689
Corporate administrative expenses (including non-cash compensation)	6,897
Depreciation and amortization of property and equipment	3,113
Amortization of intangible assets and other	736
Provision for restructuring costs	1,589
Operating income	7,066
Other income (expense):
Interest expense	(29,080)
Amortization of deferred financing costs	(584)
Other income, net	1,885
Loss from continuing operations before benefit for income taxes	(20,713)
Benefit for income taxes	6,457
Loss from continuing operations	$(14,256)
Basic and diluted loss per common share from continuing operations	$(0.05)
Basic and diluted common shares outstanding (weighted average)	264,521,328

See accompanying notes to unaudited pro forma condensed consolidated financial information.

PRIMEDIA Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2006

(in thousands except share and per share amounts)

	Historical PRIMEDIA Inc.	Historical PEM		Pro Forma PRIMEDIA Inc.
		(j)
Revenues, net:
Advertising	$561,195	$292,629		$268,566
Circulation	163,721	163,721		—
Other	124,393	68,438		55,955
Total revenues, net	849,309	524,788		324,521
Operating costs and expenses:
Cost of goods sold (exclusive of depreciation and amortization of property and equipment)	185,769	149,109		36,660
Marketing and selling	153,414	67,049		86,365
Distribution, circulation and fulfillment	161,391	80,068		81,323
Editorial	57,581	50,144		7,437
Other general expenses	112,517	74,815	(h)	37,702
Corporate administrative expenses (including non-cash compensation)	32,087	—		32,087
Depreciation and amortization of property and equipment	26,105	13,640		12,465
Amortization of intangible assets and other	10,757	7,464		3,293
Provision for restructuring costs	2,250	944		1,306
(Gain) loss on sale of businesses and other, net	(299)	(326)		27
Operating income	107,737	81,881		25,856
Other income (expense):
Interest expense	(125,546)	1,394		(126,940)
Amortization of deferred financing costs	(2,567)	—		(2,567)
Other expense, net	(1,947)	(280)		(1,667)
Income (loss) from continuing operations before provision for income taxes	(22,323)	82,995		(105,318)
(Provision) benefit for income taxes	(5,344)	(39,512	)(i)	34,168
Income (loss) from continuing operations	$(27,667)	$43,483		$(71,150)
Basic and diluted loss per common share from continuing operations	$(0.10)			$(0.27)
Basic and diluted common shares outstanding (weighted average)	263,985,991			263,985,991

See accompanying notes to unaudited pro forma condensed consolidated financial information.

PRIMEDIA Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2005

(in thousands except share and per share amounts)

	Historical PRIMEDIA Inc.	Historical PEM		Pro Forma PRIMEDIA Inc.
		(j)
Revenues, net:
Advertising	$557,690	$296,785		$260,905
Circulation	164,125	164,125		—
Other	99,913	43,683		56,230
Total revenues, net	821,728	504,593		317,135
Operating costs and expenses:
Cost of goods sold (exclusive of depreciation and amortization of property and equipment)	168,717	131,603		37,114
Marketing and selling	153,174	69,510		83,664
Distribution, circulation and fulfillment	159,740	75,070		84,670
Editorial	57,612	50,392		7,220
Other general expenses	109,460	72,503	(h)	36,957
Corporate administrative expenses (including non-cash compensation)	34,098	—		34,098
Depreciation and amortization of property and equipment	23,706	12,382		11,324
Amortization of intangible assets and other	5,822	2,693		3,129
Severance related to separated senior executives	1,775	—		1,775
Provision for restructuring costs	1,815	2,259		(444)
Gain on sale of businesses and other, net	(209)	—		(209)
Operating income	106,018	88,181		17,837
Other income (expense):
Interest expense	(130,349)	(1,369)		(128,980)
Interest on shares subject to mandatory redemption	(24,203)	—		(24,203)
Amortization of deferred financing costs	(4,291)	—		(4,291)
Other income (expense), net	(13,519)	286		(13,805)
Income (loss) from continuing operations before provision for income taxes	(66,344)	87,098		(153,442)
(Provision) benefit for income taxes	(426)	(42,797	)(i)	42,371
Income (loss) from continuing operations	$(66,770)	$44,301		$(111,071)
Basic and diluted loss per common share from continuing operations	$(0.25)			$(0.42)
Basic and diluted common shares outstanding (weighted average)	263,031,543			263,031,543

See accompanying notes to unaudited pro forma condensed consolidated financial information.

PRIMEDIA Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2004

(in thousands except share and per share amounts)

	Historical PRIMEDIA Inc.	Historical PEM		Pro Forma PRIMEDIA Inc.
		(j)
Revenues, net:
Advertising	$542,656	$303,406		$239,250
Circulation	175,778	175,778		—
Other	85,120	37,168		47,952
Total revenues, net	803,554	516,352		287,202
Operating costs and expenses:
Cost of goods sold (exclusive of depreciation and amortization of property and equipment)	162,462	130,588		31,874
Marketing and selling	155,676	84,555		71,121
Distribution, circulation and fulfillment	148,619	77,830		70,789
Editorial	56,276	50,540		5,736
Other general expenses	91,571	57,158	(h)	34,413
Corporate administrative expenses (including non-cash compensation)	34,157	—		34,157
Depreciation and amortization of property and equipment	24,186	12,878		11,308
Amortization of intangible assets and other	6,045	2,871		3,174
Severance related to separated senior executives (including non-cash compensation)	658	—		658
Provision for restructuring costs	8,176	2,969		5,207
Provision for unclaimed property	2,811	2,748		63
(Gain) loss on sale of businesses and other, net	(965)	(1,039)		74
Operating income	113,882	95,254		18,628
Other income (expense):
Interest expense	(123,098)	(2,592)		(120,506)
Interest on shares subject to mandatory redemption	(43,780)	—		(43,780)
Amortization of deferred financing costs	(4,986)	—		(4,986)
Other income (expense), net	811	(205)		1,016
Income (loss) from continuing operations before provision for income taxes	(57,171)	92,457		(149,628)
(Provision) benefit for income taxes	(7,713)	(46,155	)(i)	38,442
Income (loss) from continuing operations	(64,884)	46,302		(111,186)
Preferred stock dividends	(13,505)	—		(13,505)
Income (loss) applicable to common shareholders	$(78,389)	$46,302		$(124,691)
Basic and diluted loss per common share from continuing operations	$(0.30)			$(0.48)
Basic and diluted common shares outstanding (weighted average)	260,488,000			260,488,000

See accompanying notes to unaudited pro forma condensed consolidated financial information.

PRIMEDIA Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
(amounts in thousands)

Note 1.  Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial information of PRIMEDIA has been prepared based on the historical balance sheets of PRIMEDIA and PEM as of March 31, 2007 and the historical statements of operations of PRIMEDIA and PEM for the three months ended March 31, 2007 and the historical statements of operations of PRIMEDIA and PEM for each of the three years in the period ended December 31, 2006, after giving effect to the adjustments and assumptions described below.

PRIMEDIA employs accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management’s opinion, all material adjustments necessary to reflect fairly the pro forma financial position and unaudited pro forma results of operations of PRIMEDIA have been made.

The ongoing activity presented in this unaudited pro forma consolidated financial information represents PRIMEDIA’s assets, liabilities, revenues and expenses after giving effect to the divestiture of PEM.

Note 2.  Disposition of PEM

In May 2007, PRIMEDIA Inc. and subsidiaries (“PRIMEDIA” or the “Company”) entered into an agreement to sell the PRIMEDIA Enthusiast Media Segment (“PEM”), for $1,177,900 to Source Interlink Companies, Inc., subject to certain post-closing adjustments. The sale will result in an estimated gain of $446,512, net of tax. The sale was completed on August 1, 2007. As a result of the sale, the Company expects to have approximately $1,150,000 in net proceeds after payment of fees and expenses, and before the payment of any cash taxes in connection with the gain.  The Company intends to use such proceeds, along with a new credit facility, to pay down funds outstanding under the Company’s credit facility and to purchase the Company’s Senior Floating Rate Notes due 2010, 8 % Senior Notes due 2013 and 8 7/8% Senior Notes due 2011, pursuant to tender offers and consent solicitations for such securities. The estimated annual reduction in interest expense from the pay down of the existing credit facility at June 30, 2007 and the purchase of tendered securities (assuming that all such securities are tendered), will be approximately $96,000, which has not been reflected in the pro forma financial information. However, the Company will incur additional interest expense on its new credit facility.  Although the parties agreed to make an election to treat the sale of PEM as an asset sale under Section 338(h)(10) of the Internal Revenue Code, the Company expects to have significant net operating loss carry-forwards following the consummation of the sale.

In addition, on August 1, 2007, the Company effected a reverse stock split, whereby each six shares of common stock of the Company, par value $0.01 per share, issued and outstanding immediately prior to such effective time shall be, without action of the holder thereof, automatically reclassified and converted into one share of common stock, par value $0.01 per share of the Company. The Company will pay cash in lieu of fractional shares. The shares will begin trading under the effect of the reverse stock split on August 2, 2007.  See Note 4 for the pro forma effect of the reverse stock split.

Note 3.  Pro Forma Adjustments

The accompanying unaudited pro forma condensed consolidated financial information has been prepared as if the sale of PEM was completed on March 31, 2007 for consolidated balance sheet purposes, and as if the sale of PEM had occurred as of January 1, 2004 for statements of consolidated operations purposes, and reflect the following pro forma adjustments:

(a) To record the receipt of proceeds of $1,177,900 in cash from the sale of PEM.

(b) To record the estimated cash taxes to be paid on the estimated gain arising from the sale of PEM.

The estimated gain for this report is based on an estimate of the allocation of gross proceeds by legal entity compared to an estimate of tax basis of the assets and liabilities by legal entity as of March 31, 2007 (the “date of sale”).  The final gain to be reported on the Company’s federal, state and local income tax returns may differ from the estimated gain.  Among the reasons for these potential differences are the following: (1) the parties to the sale may agree on an allocation of proceeds that differs from that used in the estimated gain; (2) the tax basis of the assets and liabilities sold will change as a result of operations and other adjustments from the  date of sale to the date of closing; (3) further adjustments may be required after all tax relevant data is analyzed and concluded upon, including data related to transaction-related fees, state net operating loss carryforwards, the potential liability for state and local taxes in jurisdictions where the Company has not historically filed and the tax effects of certain aspects of the federal consolidated return regulations.

Management believes that the calculation of the estimated cash taxes to be paid on the estimated gain is reasonable based on the best available information.

(c) To record the estimated transaction-related fees payable incurred in connection with the sale of PEM, including legal fees, bank fees and audit and accounting fees.

(d) To record the estimated gain on the sale of PEM, after transaction-related fees and net of taxes, as follows:

Cash proceeds	$1,177,900
Less:
Net assets of PEM	668,088
Estimated transaction-related fees	21,048
Estimated taxes on gain	42,252
Estimated gain on sale, net of tax	$446,512

(e) To adjust accumulated deficit for the removal of the assets and liabilities of PEM.

(f) To remove the assets, liabilities, and equity of PEM as of March 31, 2007. Assets and liabilities consisted of the following:

Accounts receivable, net	$91,277
Inventories	11,210
Prepaid expenses and other	14,624
Property and equipment, net	28,413
Intangible assets, net	161,468
Goodwill	569,827
Other non-current assets	5,521
Total assets	$882,340
Accounts payable	$30,559
Accrued expenses and other	56,289
Deferred revenues	81,155
Capital lease obligations	2,297
Other non-current liabilities	43,952
Total liabilities	$214,252

(g) Historical PRIMEDIA’s condensed consolidated statement of operations for the three months ended March 31, 2007 was included in PRIMEDIA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. This statement of condensed consolidated operations as of March 31, 2007, had already presented the operations of PEM as discontinued operations in accordance with Statement of Financial

    Accounting Standard (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Accordingly, no other pro forma adjustments are required.

(h) Includes adjustment for corporate overhead expenses previously allocated to PEM, but that will continue to be incurred by PRIMEDIA after the sale of PEM in the amount of $5,176, $5,340 and $5,961 for the years ended December 31, 2006, 2005 and 2004, respectively.

(i) Includes the required tax provision on pro forma PRIMEDIA loss from continuing operations in accordance with SFAS No. 109, “Accounting for Income Taxes”. PRIMEDIA records a deferred tax liability (and an offsetting income tax provision) for the difference between the book and tax basis of indefinite lived intangible assets that cannot be offset by net operating loss carryforwards. The future reversal of these differences cannot be projected and therefore cannot be netted against the entity’s definite-lived deferred tax assets. There is no other provision provided because of the availability of significant net operating loss carryforwards.

For the years ended December 31, 2006, 2005 and 2004, pro forma PRIMEDIA has a loss from continuing operations, after consideration of tax permanent items. Pursuant to paragraph 140 of SFAS No. 109, it is appropriate to consider income from discontinued operations in the current year for purposes of allocating a tax benefit to a current-year loss from continuing operations. Accordingly, a tax benefit is included within the tax provision of PEM for these periods as a result of the application of SFAS No. 109, paragraph 140.

(j) To remove the results of operations of PEM for the years ended December 31, 2006, 2005 and 2004.

Note 4.  Unaudited Pro Forma Loss Per Common Share Data

Basic and diluted pro forma loss per common share was calculated using the weighted average shares outstanding of PRIMEDIA for the three months ended March 31, 2007 and the years ended December 31, 2006, 2005 and 2004. Potentially dilutive securities were not included in the computation of diluted loss per common share because the effect of their inclusion would be anti-dilutive.

Pro forma effects of the reverse stock split as described in Note 1 are as follows:

	For the Three Months Ended March 31,	For the Year Ended December 31,
	2007	2006	2005	2004
Historical PRIMEDIA Inc.
Basic and diluted loss per common share from continuing operations	$(0.32)	$(0.63)	$(1.52)	$(1.81)
Basic and diluted common shares outstanding (weighted average).	44,086,888	43,997,665	43,838,590	43,414,667

	For the Year Ended December 31,
	2006	2005	2004
Pro Forma PRIMEDIA Inc.
Basic and diluted loss per common share from continuing operations	$(1.62)	$(2.53)	$(2.87)
Basic and diluted common shares outstanding (weighted average)	43,997,665	43,838,590	43,414,667

As of March 31, 2007, the pro forma effects of the reverse stock split on common stock are as follows: $.01 par value, 350,000,000 shares authorized; 45,494,067 shares issued; 44,086,999 shares outstanding; and 1,407,068 shares in treasury.